Exhibit 15.5

May 15, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Lixiang Education Holding Co., Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of the Annual Report on Form 20-F of Lixiang Education Holding Co., Ltd. dated May 15, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
May 15, 2024	Certified Public Accountants
PCAOB ID: 1171

Attachment

Attachment

ITEM 16.F. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 10, 2021, we dismissed PricewaterhouseCoopers Zhong Tian LLP as our independent registered public accounting firm in connection with the audit of our consolidated financial statements for the two most recent fiscal years ended December 31, 2019 and 2020. The audit report of PricewaterhouseCoopers Zhong Tian LLP on the consolidated financial statements of the Company as of December 31, 2019 and 2020 and for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent registered public accounting firm was recommended and approved by the audit committee and the board of directors of the Company.

During the fiscal years ended December 31, 2019 and 2020 and any subsequent interim period (as applicable) preceding the dismissal, there were no disagreements, as defined in Item 16F(a)(1)(iv) of Form 20-F, between us and PricewaterhouseCoopers Zhong Tian LLP on any matter of accounting matters, accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events as defined in Item 16F(a)(1)(v)(A)-(D) of Form 20-F, other than as disclosed in this Item 16F and the material weakness in our internal control over financial reporting as disclosed in our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021.

On November 10, 2021, we engaged WWC, P.C., as our independent registered public accounting firm for the fiscal year ended December 31, 2021. We also appointed WWC, P.C. to re-audit the consolidated financial statements for the two most recent fiscal years ended December 31, 2019 and 2020. The engagement of WWC, P.C. was approved by our audit committee and the board of directors. During the fiscal years ended December 31, 2019 and 2020 and any subsequent interim periods (as applicable) prior to the engagement of WWC, P.C., neither we, nor someone on our behalf, have consulted WWC, P.C. regarding:

a.	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that WWC, P.C. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

b.	any matter that was the subject of a disagreement, or any reportable event as described above.

We provided PricewaterhouseCoopers Zhong Tian LLP and WWC, P.C. with a copy of the foregoing disclosure, and requested that each of PricewaterhouseCoopers Zhong Tian LLP and WWC, P.C. furnish us with a letter addressed to the SEC stating whether it agrees with the above statements that relate to them, and if not, stating the respects in which it does not agree. We have received the requested letters from WWC, P.C. and PricewaterhouseCoopers Zhong Tian LLP, copies of which are included as Exhibit 15.3 and Exhibit 15.4 to the annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022.

On April 24, 2024, we dismissed WWC, P.C. as our independent registered public accounting firm in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2021 and 2022. The audit report of WWC, P.C. on the consolidated financial statements of the Company as of December 31, 2021 and 2022 and for the fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent registered public accounting firm was recommended and approved by the audit committee and the board of directors of the Company.

During the fiscal years ended December 31, 2021 and 2022 and any subsequent interim period (as applicable) preceding the dismissal, there were no disagreements, as defined in Item 16F(a)(1)(iv) of Form 20-F, between us and WWC, P.C. on any matter of accounting matters, accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events as defined in Item 16F(a)(1)(v)(A)-(D) of Form 20-F, other than as disclosed in this Item 16F.

On April 24, 2024, we engaged Audit Alliance LLP, as our independent registered public accounting firm for the fiscal year ended December 31, 2023. The engagement of Audit Alliance LLP was approved by our audit committee and the board of directors. During the fiscal years ended December 31, 2021 and 2022 and any subsequent interim periods (as applicable) prior to the engagement of Audit Alliance LLP, neither we, nor someone on our behalf, have consulted Audit Alliance LLP regarding:

a.	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that Audit Alliance LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

b.	any matter that was the subject of a disagreement, or any reportable event as described above.

We provided WWC, P.C. and Audit Alliance LLP with a copy of the foregoing disclosure, and requested that each of WWC, P.C. and Audit Alliance LLP furnish us with a letter addressed to the SEC stating whether it agrees with the above statements that relate to them, and if not, stating the respects in which it does not agree. We have received the requested letters from Audit Alliance LLP and WWC, P.C., copies of which are included as Exhibit 15.3 and Exhibit 15.5 to this annual report on Form 20-F.

3